Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (No. 333-230887) of Sonim Technologies, Inc. of our report dated April 3, 2019, relating to the consolidated financial statements of Sonim Technologies, Inc., and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Campbell, California

May 9, 2019